Exhibit 99.1

Contact:	Michael J. Culotta
Chief Financial Officer
(615) 372-8512

LIFEPOINT HOSPITALS ANNOUNCES TENDER OFFER

Brentwood, Tennessee (March 18, 2005) – LifePoint Hospitals, Inc. (NASDAQ: LPNT) announced today that, in connection with the previously announced proposed merger between LifePoint Hospitals and Province Healthcare Company (NYSE: PRV), Lakers Holding Corp., a subsidiary of LifePoint Hospitals, has commenced a cash tender offer for any and all of the $172.5 million aggregate principal amount of Province Healthcare’s 4 1/4% Convertible Subordinated Notes due 2008 (CUSIP No. 743977AEO or 743977AD2) (the “Notes”). The offer is being made pursuant to an Offer to Purchase dated March 18, 2005, and a related Letter of Transmittal, which more fully set forth the terms and conditions of the offer.

The purchase price to be paid for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) in the offer will be $1,060, plus accrued and unpaid interest up to, but not including, the date of payment for the Notes. LifePoint Hospitals expects the payment date to be promptly after the expiration date. The offer is scheduled to expire at 12:00 midnight, New York City time, on April 14, 2005, unless extended or earlier terminated (the “Expiration Date”). Tenders of the Notes may be withdrawn pursuant to the Offer to Purchase at any time prior to the Expiration Date.

The offer is conditioned upon, among other things, the satisfaction or waiver of all conditions precedent to the consummation of the proposed merger between LifePoint Hospitals and Province Healthcare set forth in the agreement and plan of merger relating to the proposed merger. Copies of the Offer to Purchase and the Letter of Transmittal may be obtained from Global Bondholder Services Corporation, the information agent for the offer, at (866) 804-2200 (US toll free) and (212) 430-3774 (collect).

Lakers Holding has engaged Citigroup Global Markets Inc. to act as the dealer manager in connection with the offer. Questions regarding the offer may be directed to Citigroup Global Markets Inc., Liability Management Group, at (877) 531-8365 (US toll-free).

This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any securities. The offer is being made solely by the Offer to Purchase and related Letter of Transmittal, each dated March 18, 2005.

LifePoint Hospitals currently operates 30 hospitals in non-urban communities. In most cases, the LifePoint Hospitals facility is the only hospital in its community. LifePoint Hospitals’ non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 9,900 employees.

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     Important Legal Information

     In connection with the proposed transaction between LifePoint Hospitals and Province Healthcare, Lakers Holding has filed with the Securities and Exchange Commission (the “SEC”) a joint proxy statement/prospectus, as part of a Registration Statement on Form S-4, as amended, and other relevant materials. The definitive joint proxy statement/prospectus has been mailed to the stockholders of LifePoint Hospitals and Province Healthcare on February 22, 2005. Investors and security holders are advised to read the joint proxy statement/prospectus and other relevant materials when they become available, as well as any amendments or supplements to those documents, because they will contain important information about LifePoint Hospitals, Province Healthcare and the proposed transaction. In addition, the joint proxy statement/prospectus and other relevant materials filed by Lakers Holding, LifePoint Hospitals or Province Healthcare with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by LifePoint Hospitals by contacting Investor Relations, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee, 37027, Phone: (615) 372-8500 and by Province Healthcare by contacting Investor Relations, Province Healthcare Company, 105 Westwood Place, Suite 400, Brentwood, Tennessee, 37027, Phone: (615) 370-1377.

     LifePoint Hospitals and Province Healthcare, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the transactions contemplated by the merger agreement. Information about the directors and executive officers of LifePoint Hospitals, and their interests in the transactions contemplated by the merger agreement, including their ownership of LifePoint Hospitals common stock, is set forth in the proxy statement for LifePoint Hospitals’ 2004 annual meeting, which was filed with the SEC on April 28, 2004, and in the joint proxy statement/prospectus. Information about the directors and executive officers of Province Healthcare, and their interests in the transactions contemplated by the merger agreement, including their ownership of Province Healthcare common stock, is set forth in the proxy statement for Province Healthcare’s 2004 annual meeting, which was filed with the SEC on April 20, 2004, and in the joint proxy statement/prospectus. Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the joint proxy statement/prospectus and the other relevant documents filed with the SEC.

     This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements, particularly those statements regarding the effects of the merger, reflect management’s current expectations and beliefs, are not guarantees of performance of LifePoint Hospitals or the combined entity following completion of the Province Healthcare transaction and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors relating to the proposed Province Healthcare transaction include, without limitation, the possibility that (1) the companies may be unable to obtain the required stockholder approvals; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition may involve unexpected costs; (4) the combined company may be unable to achieve cost-cutting synergies; (5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (6) the combined company may be subject to future regulatory or legislative actions. These forward-looking statements are also subject to other risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by our corporate integrity agreement; (iii) our ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (iv) the availability, cost and terms of insurance coverage; (v) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vi) the ability to attract and retain qualified management and personnel; (vii) the geographic concentration of our operations; (viii) our ability to acquire hospitals on favorable terms; (ix) our ability to operate and integrate newly acquired facilities successfully; (x) the availability and terms of capital to fund our business strategy; (xi) changes in our liquidity or indebtedness; (xii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xiii) volatility in the market value of our common stock; (xiv) changes in general economic conditions in the markets we serve; (xv) our reliance on information technology systems maintained by HCA Inc.; (xiv) the costs of complying with the Americans With Disabilities Act; and (xvi) those risks and uncertainties described from time to time in our filings with the SEC, including those related to the proposed transaction between LifePoint Hospitals and Province Healthcare. Therefore, our future results may differ materially from those described in this release. We undertake no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

     All references to “LifePoint Hospitals” as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.